UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2015

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On June 19, 2015, Radian Group Inc. (the “Company”) completed its previously announced underwritten public offering of $350 million principal amount of 5.250% Senior Notes due 2020 (the “Notes,” and the offering, the “Offering”). In connection with the Offering, on June 16, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”), relating to the sale by the Company of its Notes. The Underwriting Agreement contains other terms and conditions, including indemnification rights and obligations of the parties thereto, that are generally customary for transactions of this nature.

The net proceeds from the sale of the Notes, after underwriting discounts and commissions and estimated offering expenses, were approximately $343,503,000. The Company is using a portion of the net proceeds from the Offering, together with shares of its common stock, to purchase an aggregate of $389 million principal amount of its 3.000% Convertible Senior Notes due 2017 (the “2017 Convertible Notes”) and thereafter, to repurchase some of the common stock the Company will issue in connection with such purchases, and otherwise for general corporate purposes.

The Notes were issued under the Senior Indenture dated as of March 4, 2013 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of June 19, 2015 (together, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes are the Company’s unsecured senior obligations. The Notes pay interest semi-annually on June 15 and December 15 at a rate of 5.250% per year and will mature on June 15, 2020. The Company may redeem the Notes, in whole or in part, at its option at any time or from time to time prior to maturity at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) the make-whole amount, which is the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed discounted at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

The Indenture provides for Events of Default that may, in certain circumstances, lead to the outstanding principal and unpaid interest of the Notes becoming immediately due and payable.

The Notes were offered for sale pursuant to a prospectus and related prospectus supplement that constitute a part of the Company’s shelf registration statement filed with the Securities and Exchange Commission on Form S-3 on May 6, 2014 (File No. 333-195738 ) (the “Registration Statement”).

The Notes were registered with the SEC pursuant to the Company’s Registration Statement. The material terms of the offer and sale of the Notes are described in the Company’s prospectus supplements, as filed with the SEC on June 17, 2015 and June 18, 2015, pursuant to Rules 424(b)(5) and 424(b)(3) under the Securities Act, which supplement the Company’s prospectus contained in the Registration Statement.

The foregoing descriptions of the Underwriting Agreement and the Indenture are qualified in their entirety by reference to the Underwriting Agreement and the Indenture, which are included as exhibits hereto and are incorporated herein by reference.

Share Repurchase Agreement

On June 18, 2015, the Company entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Deutsche Bank AG, London Branch (“Deutsche”). Under the ASR Agreement, the Company will make an upfront payment of $202 million to Deutsche on June 22, 2015 and receive initial deliveries of approximately 9.2 million shares of its common stock. The upfront payment will be funded using proceeds from the sale of the Notes discussed above. The total number of shares of common stock that the Company will repurchase under the ASR Agreement will be based on the average of the daily volume-weighted average prices of the common stock during the term of the ASR Agreement, less a discount (the “ASR Price”). At settlement, Deutsche may be required to deliver additional shares of common stock or, at the Company’s election under certain circumstances, additional shares of common stock and cash to the Company. If the ASR Price is significantly greater than the current market price of the Company’s common stock, the Company may be required to deliver shares of common stock or at the Company’s option, make a cash payment to Deutsche at settlement. Final settlement of the ASR Agreement is expected to be completed during the fourth quarter of 2015, although the settlement may be accelerated at Deutsche’s option, subject to the terms of the ASR Agreement.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the method used to determine the number of shares that will be delivered, the required timing of such delivery, the circumstances under which Deutsche is permitted to make adjustments to the terms of the transaction, and various representations and warranties made by the Company and Deutsche to one another. In addition, upon the occurrence of certain extraordinary events, Deutsche is entitled to terminate the ASR Agreement prior to completing the total purchase amount under the program.

Deutsche and its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company for which they have received, and will receive, customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On June 17, 2015, the Company reported it had entered into privately negotiated agreements (the “Exchange Agreements”) with certain of the holders (the “Sellers”) of the 2017 Convertible Notes pursuant to which the Company has agreed to purchase $389 million principal amount of the 2017 Convertible Notes for a combination of cash and shares of its common stock (the “Convertible Purchase”). The Company has agreed to fund the Convertible Purchase with $127 million in cash (plus accrued and unpaid interest) and by issuing to the Sellers 28,403,278 shares of common stock (the “Shares”). Following the Convertible Purchase, which is expected to close by June 23, 2015, subject to the satisfaction of customary closing conditions, $61 million principal amount of the 2017 Convertible Notes will remain outstanding.

The Shares were issued to “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws.

In connection with the Convertible Purchase, the Company is terminating a corresponding portion of the Capped Call it had entered into in 2010 in connection with the initial issuance of the 2017 Convertible Notes, for expected proceeds of approximately $12 million in cash and 2.3 million in shares of its common stock.

Item 8.01.	Other Events.

The opinion of Drinker Biddle & Reath LLP regarding the validity of the Notes issued pursuant to the Offering described in Item 1.01 is incorporated by reference in its entirety into the Registration Statement.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 16, 2015 by and among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and the other underwriters named on Schedule A thereto 5.250% Senior Notes due 2020 of the Company

4.1	Senior Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to the Company’s Current Report on Form 8-K (file no. 1-11356) dated February 27, 2013 and filed on March 4, 2013)

4.2	Third Supplemental Indenture dated as of June 19, 2015 between the Company and U.S. Bank National Association, as Trustee

4.3	Form of 5.250% Senior Notes due 2020 (included as Exhibit A to the Third Supplemental Indenture in Exhibit 4.2)

5.1	Opinion of Drinker Biddle & Reath LLP dated June 19, 2015 (5.250% Senior Notes due 2020 of the Company)

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

99.1	Expenses of the Offering (as required by Item 14 of Part II of Form S-3)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: June 19, 2015	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 16, 2015 by and among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and the other underwriters named on Schedule A thereto 5.250% Senior Notes due 2020 of the Company

4.1	Senior Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to the Company’s Current Report on Form 8-K (file no. 1-11356) dated February 27, 2013 and filed on March 4, 2013)

4.2	Third Supplemental Indenture dated as of June 19, 2015 between the Company and U.S. Bank National Association, as Trustee

4.3	Form of 5.250% Senior Notes due 2020 (included as Exhibit A to the Third Supplemental Indenture in Exhibit 4.2)

5.1	Opinion of Drinker Biddle & Reath LLP dated June 19, 2015 (5.250% Senior Notes due 2020 of the Company)

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

99.1	Expenses of the Offering (as required by Item 14 of Part II of Form S-3)